UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

SUNSHINE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-54280	36-4678532
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 East Park Avenue, Tallahassee, Florida		32301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (850) 219-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Sunshine Financial, Inc. (the “Company”) held its annual meeting of shareholders on May 23, 2012. Holders of record of the Company’s common stock at the close of business on March 30, 2012, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1- Election of Directors

The Company’s stockholders approved the election of Robert K. Bacon and Fred G. Shelfer, Jr. as directors of the Company for a term to expire in the year 2015.

	Robert K. Bacon	Fred G. Shelfer, Jr.

For	629,095	628,070
Against	182,309	183,334
Broker Non-Votes	379,718	379,718

Proposal 2- Approval of the Sunshine Financial, Inc. 2012 Equity Incentive Plan

The Company’s stockholders approved the Sunshine Financial, Inc. 2012 Equity Incentive Plan.

Number of Votes
For	564,271
Against	246,388
Abstain	745
Broker Non-Votes	379,718

Proposal 3 – Ratification of Independent Public Accounting Firm

The Company’s stockholders ratified the appointment of Hacker, Johnson & Smith, PA as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Number of Votes
For	1,182,575
Against	8,527
Abstain	0
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE FINANCIAL, INC.

Date:	May 23, 2012	By:	/s/ Scott A. Swain
Scott A. Swain, Senior Vice President and Chief Financial Officer